Exhibit 10.2

EXHIBIT A

Form of Secured Convertible Note

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THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THEY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. ANY PROPOSED TRANSFER OR RESALE OF SUCH SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

FORM OF SECURED CONVERTIBLE NOTE

USD $2,000,000	Issuance Date: [•], 2025

FOR VALUE RECEIVED, Charles & Colvard Ltd., a North Carolina corporation with an address at 170 Southport Drive, Morrisville, NC 27560 (the “Issuer”), hereby promises to pay to Ethara Capital LLC, a Delaware limited liability company with an address at 50 West 47th Street, Suite 1711, New York, NY 10036 or its permitted assigns (the “Holder”), Five Hundred Thousand Dollars ($500,000.00) (the “Original Principal Amount”), as such amount may be (i) increased pursuant to the payment of PIK Interest (as defined below), (ii) increased by One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Additional Principal Amount”, and together with the Original Principal Amount, the “Principal Amounts”) upon the Second Closing, or (iii) reduced pursuant to any conversion or redemption effected in accordance with the terms hereof or pursuant to any repurchase effected in accordance with the terms hereof (the balance of such amount from time to time being the “Accreted Principal Amount”), when due, whether upon the Maturity Date (as defined below), redemption, acceleration, or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof) (the “Note”), is issued pursuant to the Convertible Secured Note Purchase Agreement dated as of June 24, 2025 (the “Purchase Agreement”) on the Issuance Date set forth above. Certain capitalized terms used herein are defined in Section 18 below. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

1.            PAYMENTS OF PRINCIPAL. The Accreted Principal Amount, together with any accrued and unpaid Interest to the Maturity Date, shall be due and payable on the Maturity Date. The “Maturity Date” shall be [•], 2025, subject to extension by Holder as provided in this Section 1. The Holder may, in its sole discretion, irrevocably elect to extend the Maturity Date for three periods of up to one year each (for an aggregate total of up to three years), provided that the Maturity Date shall in no event be extended later than [•], 20[__] without the mutual consent of the Issuer and the Holder.

2.            INTEREST; INTEREST RATE.

(a)            During the term of this Note, Interest shall accrue on the Accreted Principal Amount of this Note at an annual interest rate of five percent (5%) (the “Interest Rate”), commencing on the Issuance Date. Interest shall be payable monthly in arrears (each, an “Interest Payment Due Date”). Interest shall be payable, at the Holder’s option, either (i) in cash or (ii) by increasing the Accreted Principal Amount of this Note by the amount of such Interest (with such increased amount thereafter accruing Interest as well on a compounding basis) on each Interest Payment Due Date (“PIK Interest”); provided that if Holder does not indicate its option for any given Interest Payment Due Date, Interest shall accrue as PIK Interest as set forth above.

(b)            Interest hereunder will be paid to the Holder as provided in Section 15(b). All Interest will be computed on the basis of a 360-day year of twelve 30-day months.

3.             CONVERSION BY THE HOLDER.

(a)            Conversion Right. The Holder, in its sole discretion, shall have the right to convert all or any portion of the Accreted Principal Amount plus accrued and unpaid Interest to, but not including, the date of conversion into shares of the Issuer’s Common Stock, no par value (the “Common Stock”), at any time after the Issuance Date (before, on, or after the Maturity Date), in each case, at the then applicable Conversion Price (the “Conversion Right”).

(b)            Mechanics of Conversion.

(i)            In order to exercise its rights pursuant to the Conversion Right, the Holder shall deliver written notice to the Issuer stating that the Holder elects to convert all or part of the Accreted Principal Amount represented by this Note. Such notice shall state the Accreted Principal Amount which the Holder seeks to convert. Subject to obtaining shareholder approval as described in the next sentence prior to any actual conversion, the date contained in the notice (which date shall be no earlier than the Trading Day immediately following the date of the notice) shall be the date of conversion of the Note (such date of conversion, the “Conversion Date”) and the Holder shall be deemed to be the beneficial owner of the underlying shares of Common Stock (the “Conversion Shares”) as of such date. Upon the Conversion Date, the Issuer shall use its best efforts to promptly secure the approval of the requisite number of its shareholders to the Holder’s Conversion Right so that Issuer may comply with its obligations under this Section 3; provided, however, that in the event such approval is not obtained, such failure shall be considered an Event of Default, and the parties acknowledge and agree that in addition to the conversion right provided for in this Section 3, prior to any conversion the Holder also retains its rights to repayment on the Maturity Date as provided in Section 1 and its rights to require repurchase under Section 4, each pursuant to their terms.

(ii)            No later than two (2) Trading Days following the Conversion Date, the Issuer shall promptly issue and deliver to the Holder an electronic certificate or certificates for the number of shares of Common Stock to which the Holder is entitled and, in the case where only part of a Note is converted, the Issuer shall execute and deliver (at its own expense) a new Note of any authorized denomination as requested by the Holder in an aggregate principal amount equal to and in exchange for the unconverted portion of the principal amount of the Note so surrendered. In the event that Issuer does not issue physical certificates, in lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of Note, the Issuer shall (and shall cause its transfer agent to), electronically transmit the shares of Common Stock issuable upon conversion of this Note to the Holder. Upon Holder’s request, Issuer shall provide written evidence, from Issuer’s transfer agent, reflecting the foregoing The time periods for delivery described above shall apply to the electronic issuances and transmittals. The parties agree to coordinate to accomplish this objective. The conversion pursuant to Section 3 shall be deemed to have been made immediately prior to the opening of business on the applicable Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated as the beneficial owner of such shares of Common Stock at the opening of business on the applicable Conversion Date.

(iii)           No fractional shares of Common Stock shall be issued upon any conversion of the Note pursuant to this Section 3. In lieu of fractional shares, the Issuer shall pay cash equal to such fraction multiplied by the Closing Price of the Common Stock on the Conversion Date.

(c)            Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 3, the Conversion Price and the number of Conversion Shares issuable on conversion of the Note shall be subject to adjustment, without duplication, from time to time as provided in this Section 3.

(d)            Adjustment for Share Splits and Combinations. In case the outstanding shares of Common Stock shall be subdivided (whether by stock split, recapitalization or otherwise) into a greater number of shares of Common Stock, or combined (whether by consolidation, reverse stock split or otherwise) into a lesser number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination. Such adjustment shall become effective retroactively to the close of business on the day upon which such subdivision or combination becomes effective.

(e)            Adjustment for Certain Dividends and Distributions. In the event the Issuer at any time or from time to time after the Issuance Date shall make or issue a dividend or other distribution, payable in (x) additional shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock issuable in payment of such dividend or distribution or (y) in cash, then and in each such event, the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the Closing Price on the Trading Day immediately preceding the ex-dividend date for such dividend and distribution minus the amount in cash per share of Common Stock that the Issuer dividends or distributes, and the denominator of which shall be the Closing Price on the Trading Day immediately preceding the ex-dividend date for such dividend and distribution.

(f)            Distributions of Equity Securities, Indebtedness, other Securities, Assets or Property. If the Issuer distributes shares of its Equity Securities, evidences of its Indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Equity Securities or other securities to all or substantially all holders of Common Stock, excluding:

(i)            dividends or distributions as to which adjustment is required to be effected pursuant to clause (e) or (g) of this Section 3; and

(ii)            rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with the Common Stock and the plan provides that the Holder of the Note will receive such rights along with any Common Stock received upon conversion of the Note;

then the Conversion Price shall be decreased based on the following formula:

where,

= the Conversion Price in effect immediately after the open of business on the ex-dividend date for such distribution;

= the Conversion Price in effect immediately prior to the open of business on the ex-dividend date for such distribution;

= the average of the Closing Prices over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors in good faith) of the shares of Equity Securities, evidences of Indebtedness, securities, assets or property distributed with respect to each outstanding share of the Common Stock immediately prior to the open of business on the ex-dividend date for such distribution.

Any decrease made under the portion of this clause (f) above shall become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased to be the Conversion Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “” (as defined above), in lieu of the foregoing decrease, the Holder of the Note may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Note, the amount and kind of the Equity Securities, evidences of the Issuer’s Indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Equity Securities or other securities of the Issuer that such holder would have received as if such holder owned a number of shares of Common Stock into which the Note were convertible at the Conversion Price in effect on the ex-dividend date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this clause (f) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution.

(g)            Adjustment for Reclassification, Exchange or Substitution. If the shares of Common Stock issuable upon the conversion of this Note shall be changed into the same or a different number of shares of any class or classes of shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, share dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 3), then and in each such event the Holder’s right to receive Conversion Shares upon conversion of this Note shall be automatically changed into the right to convert this Note into the kind and amount of shares and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which the Note might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(h)            Distributions of Rights, Options or Warrants. If the Issuer shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants (other than rights, options or warrants distributed in connection with a stockholders’ rights plan, in which case the provisions of Section 3(j) shall apply) entitling them to purchase, for a period of not more than 45 calendar days from the announcement date for such distribution, shares of the Common Stock at a price per share less than the average of the Closing Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement date for such distribution, the Conversion Price shall be decreased based on the following formula:

where,

= the Conversion Price in effect immediately after the open of business on the ex-dividend date for such distribution;

= the Conversion Price in effect immediately prior to the open of business on the ex-dividend date for such distribution;

= the number of shares of the Common Stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

X = the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Prices over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution; and

Y = the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants.

For the avoidance of doubt, any decrease made under this clause (h) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such record date for such distribution had not occurred.

For purposes of this clause (h), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Closing Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, as reasonably determined by the Issuer in good faith.

(i)             Adjustments for Tender Offers or Exchange Offers. If the Issuer or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration, as determined as of the Expiration Time in the reasonable good faith of the Issuer, included in the payment per share of the Common Stock exceeds the average of the Closing Prices over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Price shall be decreased based on the following formula:

where,

= the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

= the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Issuer in good faith) paid or payable for shares purchased or exchanged in such tender or exchange offer;

= the average of the Closing Prices of the Common Stock of over the ten (10) consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the Expiration Date;

= the number of shares of the Common Stock outstanding immediately after the close of business on the Expiration Date (adjusted to give effect to the purchase or exchange of all shares accepted for purchase in such tender offer or exchange offer); and

= the number of shares of the Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer).

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 3(i), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 3(i) will be calculated as of the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. If the Conversion Date for any Note to be converted occurs on the Expiration Date or during a Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Note, the Issuer will, if necessary, delay the settlement of such conversion until the second Business Day after the last Trading Day of such Tender/Exchange Offer Valuation Period.

(j)             Stockholders’ Rights Plan. To the extent that any stockholders’ rights plan adopted by the Issuer is in effect upon conversion of the Note, the Holder of Note will receive, in addition to any shares of Common Stock due upon conversion, the appropriate number of rights, if any, under the applicable rights agreement (as the same may be amended from time to time). However, if, prior to any conversion, the rights have separated from the shares of the Common Stock in accordance with the provisions of the applicable stockholders’ rights plan, the Conversion Price will be adjusted at the time of separation as if the Issuer distributed to all holders of the Common Stock, shares of Equity Securities, evidences of Indebtedness, securities, assets or property as described in clause (h) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(k)            Except as stated in this Section 3, the Issuer shall not adjust the Conversion Price for the issuances of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities.

(l)             Reorganizations, Mergers, Consolidations or Asset Sales. If at any time after the Issuance Date there is a tender offer, exchange offer, merger, consolidation, recapitalization, sale of all or substantially all of the Issuer’s assets or reorganization involving the shares of Common Stock (collectively, a “Capital Reorganization”) (other than a merger, consolidation, sale of assets, recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3), as part of such Capital Reorganization, provision shall be made so that the Holder will thereafter be entitled to receive upon conversion of this Note the number of shares or other securities or property of the Issuer to which a holder of the number of shares of Common Stock deliverable upon conversion immediately prior to such Capital Reorganization would have been entitled on such Capital Reorganization, subject to adjustment in respect to such shares or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the Capital Reorganization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Note) and the provisions of this Note will be applicable after that event and be as nearly equivalent as practicable. In the event that the Issuer is not the surviving entity of any such Capital Reorganization, the Note shall become a Note of such surviving entity, with the same powers, rights and preferences as provided herein.

(m)           Certificate as to Adjustments or Distributions. Upon the occurrence of each adjustment of the Conversion Price or distribution to the Holder pursuant to this Section 3, the Issuer at its expense shall promptly compute such adjustment or distribution in accordance with the terms hereof and furnish to the Holder a certificate setting forth the terms of such adjustment or distribution and showing in detail the facts upon which such adjustment or distribution are based and shall file a copy of such certificate with its corporate records.

(n)            Notice of Record Date. In the event: (i) that the Issuer declares a dividend (or any other distribution) on its Common Stock payable in shares of Common Stock, securities, or other assets, rights or properties; (ii) that the Issuer subdivides or combines its outstanding shares of Common Stock; (iii) of any reclassification of the shares of Common Stock (other than a subdivision or combination of the Issuer’s outstanding shares of Common Stock or a share dividend or share distribution thereon); (iv) of any Capital Reorganization; or (v) of the involuntary or voluntary dissolution, liquidation or winding up of the Issuer, then the Issuer shall notify the Holder in writing, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days prior to the date specified in (B) below, a notice stating: (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or (B) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.

(o)            Apportionment of Converted Note Value. On any Conversion Date, the Principal Amounts and the PIK Interest as of such Conversion Date will each be deemed to have been ratably reduced by the portion of the Accreted Principal Amount converted into shares of Common Stock on such Conversion Date.

4.            REPURCHASE RIGHT UPON A FUNDAMENTAL CHANGE.

(a)            Upon the occurrence of a Fundamental Change, the Holder will have the right to require the Issuer to repurchase all, but not less than all, of the Note pursuant to this Section 4 (the “Fundamental Change Offer”) at an offer price in cash equal to the Accreted Principal Amount, plus accrued and unpaid Interest thereon, as of the Fundamental Change Payment Date (the “Fundamental Change Payment”)).

(b)            On or before the 5th calendar day after the Issues has knowledge of the occurrence of a Fundamental Change, the Issuer shall give to the Holder notice (the “Fundamental Change Notice”) of the occurrence of the Fundamental Change and of the Holder’s right to receive the Fundamental Change Payment arising as a result thereof. Each notice of the Holder’s right to participate in the Fundamental Change Offer (the “Fundamental Change Repurchase Right”) shall state:

(i)            the date on which this Note shall be repurchased (the “Fundamental Change Payment Date”), which date shall be no later than 30 calendar days from the date of the Issuer’s delivery of the Fundamental Change Notice;

(ii)           the date by which the Fundamental Change Repurchase Right must be exercised as set forth in Section 4(c);

(iii)          the amount of the Fundamental Change Payment; and

(iv)          the Conversion Price then in effect.

No failure by the Issuer to give the Fundamental Change Notice and no defect in any Fundamental Change Notice shall limit the Holder’s right to exercise its Fundamental Change Repurchase Right or affect the validity of the proceedings for the repurchase of this Note.

(c)            To exercise the Fundamental Change Repurchase Right, the Holder shall deliver to the Issuer, on or before the date that is two (2) Trading Days prior to the Fundamental Change Payment Date, (i) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the Principal Amounts or Accreted Principal Amount, as applicable, to be repurchased, and a statement that an election to exercise the Fundamental Change Repurchase Right is being made thereby, and (ii) the Note with respect to which the Fundamental Change Repurchase Right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Note shall continue until 5 p.m. (Eastern Time) on the date that is two (2) Trading Days preceding the Fundamental Change Payment Date.

(d)            On the Fundamental Change Payment Date, the Issuer will (i) accept for payment this Note when properly tendered pursuant to the Fundamental Change Offer and (ii) deliver cash in the amount of the Fundamental Change Payment to the Holder in respect of this Note or portions thereof so tendered.

(e)            The Issuer will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of this Note as a result of a Fundamental Change.

5.            SECURITY AGREEMENT. The payment by the Issuer of all amounts due with respect to the Note and the performance by the Issuer of its obligations hereunder will be secured pursuant to the Security Agreement substantially in the form attached to the Purchase Agreement and made a part hereof.

6.            DEFAULT. This Note shall be subject to the Event of Default provisions, including any applicable cure periods, set forth in Section 6.03 of the Purchase Agreement. Upon the occurrence of an Event of Default that has not been timely cured or waived, the Interest Rate shall be increased to 9.00% per annum for the period commencing on the date of the Event of Default and terminating on the date on which such Event of Default has been cured or waived, after which the Interest Rate shall return to 5.00% per annum.

7.            REMEDIES. On the occurrence of an Event of Default that has not been timely cured as provided in the Purchase Agreement:

(a)            Acceleration of Note. If an Event of Default shall have occurred and be continuing, then the Holder may, at Holder’s option, declare all sums due pursuant to the Note to be immediately due and payable, whereupon the same will become forthwith due and payable (and/or converted) and the Holder will be entitled to proceed to selectively and successively enforce their rights under the Purchase Agreement or any other instruments delivered to the Purchaser in connection with the Purchase Agreement (including the Note and Security Agreement), without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Issuer. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by a holder of the Note shall constitute a waiver, election, or acquiescence by it.

(b)            Dissolution, Liquidation or Winding-Up. Notwithstanding anything in this Section 7, in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer constituting an Event of Default, the Holder will automatically be entitled to receive and to be paid out of the assets of the Issuer available for distribution an amount equal to the Accreted Principal Amount, plus any accrued and unpaid Interest to the date fixed for such dissolution, liquidation or winding-up.

(c)            Delays. No failure on the part of the Holder to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right.

8.            RESERVATION OF AUTHORIZED SHARES. So long as the Note is outstanding, the Issuer shall, on or prior to the date of conversion of the Note or any portion thereof, take all action necessary to reserve the requisite number of shares of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such that the number of shares of Common Stock shall be duly and validly reserved and available for issuance at the time of the conversion of this Note, and upon issuance in accordance with the terms of this Note, the Common Stock will be duly and validly issued, fully paid and nonassessable.

9.            AMENDMENT AND WAIVER. This Note, and any of the terms and provisions hereof, may be amended from time to time with (and only with) the written consent of the Holder and the Issuer. The Holder may waive compliance by the Issuer with any of the terms hereof.

10.          TRANSFER AND RELATED PROVISIONS. Except as provided in, and subject to, Section 6.05 of the Purchase Agreement, this Note may not be directly or indirectly offered, sold, assigned or transferred by the Holder without the prior written consent of the Issuer.

11.          REISSUANCE OF THIS NOTE.

(a)            Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 11(d)), registered as the Holder may request, representing the Accreted Principal Amount of the Note being transferred by the Holder and, if less than the entire Accreted Principal Amount of the Note held by the Holder is being transferred, a new Note (in accordance with Section 11(d)) to the Holder representing the Accreted Principal Amount of the Note not being transferred with appropriate legends for original issue discount to the extent required by Treasury Regulation 1.1275-3. The Holder and any transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 11(d) following conversion of any portion of this Note, the Principal Amounts and/or the Accreted Principal Amount represented by this Note may be less than the Original Principal Amount stated on the face of this Note.

(b)            Lost, Stolen or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Issuer in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Issuer shall execute and deliver to the Holder a new Note (in accordance with Section 11(d)) representing the Accreted Principal Amount.

(c)            Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Issuer, for a new Note or Notes (in accordance with Section 11(d)) representing in the aggregate the Accreted Principal Amount of this Note, and each such new Note will represent such portion of such Accreted Principal Amount as is designated by the Holder at the time of such surrender.

(d)            Issuance of New Notes. Whenever the Issuer is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the remaining Accreted Principal Amount (or in the case of a new Note being issued pursuant to Section 11(a) or Section 11(c), the Accreted Principal Amount designated by the Holder which, when added to the aggregate Accreted Principal Amount represented by the other new Notes issued in connection with such issuance, does not exceed the remaining Accreted Principal Amount under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, (v) shall represent accrued and unpaid Interest on the Accreted Principal Amount of this Note, if any, from the Issuance Date; and (vi) shall be timely prepared and issued by the Issuer, but in no event shall the Issuer issue such new Note more than five (5) Business Days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Issuer pursuant to Section 11(b), as the case may be.

12.            REMEDIES. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

13.            CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Issuer and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

14.            FAILURE OR INDULGENCE NOT WAIVER. The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note or the Purchase Agreement unless such waiver shall be in writing and signed by the Holder, and then only to the extent specifically set forth therein.

15.            NOTICES AND PAYMENTS.

(a)            Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 7.06 of the Purchase Agreement.

(b)            Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds to such account as may be provided to the Issuer by the Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Due Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. All payments to be made by the Issuer under this Note to the Holder shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes, unless such deduction or withholding is required by law, in which case the Issuer shall withhold such taxes and such withheld amounts shall be treated as paid to the Holder to extent they are remitted to the appropriate taxing authority, and no additional amounts shall be required to be made by the Issuer to such person with respect to such taxes deducted or withheld; provided, however, all payments to be made by the Issuer under this Note in respect of Interest to the Holder who has timely provided a properly completed and valid (i) Internal Revenue Service Form W-9 certifying that such person is not subject to United States federal backup withholding or (ii) applicable Internal Revenue Service Form W-8 (with applicable attachments) completed as required to claim the benefit of the portfolio interest exemption, applicable tax treaty, or other complete exemption from U.S. source interest withholding tax that, in each case, remains valid, shall be paid free and clear of and without any deduction or withholding for or on account of, any and all United States federal income taxes, unless otherwise required by a change in applicable law (or interpretation thereof) after the date hereof or pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or similar provision of any state, local or foreign law). The Issuer agrees to keep any tax forms or certifications provided by the Holder pursuant to this Section 15(b) or Section 7.01 of the Purchase Agreement confidential, except as the Issuer reasonably determines in good faith to be necessary to comply with applicable law. The Issuer shall pay any and all stock transfer, documentary stamp and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of any Note other than any such taxes that are payable in respect of any transfer by which the issuance and delivery of shares of Common Stock are in a name other than that in which the Note so converted was registered.

16.            WAIVER OF NOTICE. To the extent permitted by law, the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

17.            GOVERNING LAW, JURISDICTION AND SEVERABILITY. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Issuer hereby submits to the exclusive jurisdiction of the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Issuer in any other jurisdiction to collect on the Issuer’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

18.            CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)            “Closing Price” of the shares of Common Stock on any day means the last reported sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the shares of Common Stock, in each case as quoted on OTC Expert Market or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded.

(b)            “Conversion Price” means $0.1478, subject to adjustment as provided in Section 3.

(c)            “Equity Securities” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof, and in any event includes any stock, any partnership interest, any limited liability company interest and any other interest, right or security convertible into, or exchangeable or exercisable for, capital stock, partnership interests, limited liability company interests or otherwise having the attendant right to vote for directors or similar representatives.

(d)            “Fundamental Change” means either (i) a Change of Control, (ii) a Termination of Trading, or (iii) a majority of the Issuer’s shareholders disapproval of the Note, the conversion thereof, or the authorization of additional Common Stock to accommodate the conversion thereof.

(e)            “Interest” means interest on any Accreted Principal Amount from time to time, in the manner and at the rates specified in Section 1 hereof.

(f)             “IRS” means the United States Internal Revenue Service.

(g)            “Issuance Date” means the date set forth on the first page of this Note.

(h)            “Purchase Agreement” means that certain Convertible Secured Note Purchase Agreement, dated as of June 24, 2025, by and between the Issuer and Holder pursuant to which the Issuer issued this Note.

(i)             “Termination of Trading” shall be deemed to occur if the Common Stock (or other common equity into which the Note is then convertible) is not listed for trading on the OTC Expert Market, New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

(j)            “Trading Day” means, with respect to the Common Stock, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the principal market on which the Common Stock is then listed is closed.

19.            PRIORITY; SUBORDINATION. This Note constitutes senior indebtedness of the Issuer and is senior in right of payment to all other indebtedness of the Issuer, other than the Company’s obligations to Wolfspeed, Inc. pursuant to that certain Confidential Settlement Agreement dated February 10, 2025, to which this Note is expressly subordinated.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the Issuance Date set forth above.

Charles & Colvard Ltd.

By:
Name:
Title: